UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of earliest reported event): March 2, 2004


                                   YP.NET, INC.
               (Exact name of registrant as specified in charter)



           NEVADA                    000-24217                85-0206668
  (State or other jurisdiction      (Commission             (IRS  Employer
       of Incorporation)            File Number)          Identification No.)



       4840 EAST JASMINE STREET, SUITE 105, MESA, ARIZONA        85205
         (Address  of  principal  executive  offices)          (Zip Code)



       Registrant's telephone number, including area code:  (480) 654-9646


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ITEM 5.  OTHER MATTERS

     YP.Net, Inc. (the "Company") has approved the establishment of a Rule 10b5-1 purchase plan program under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "10B5-1 PROGRAM"). This 10b5-1 Program will allow the Company's executive management, directors and other key employees and service providers who wish to participate to acquire shares of the Company's common stock on a continuous and periodic basis.

     Subsequent to the adoption of the 10b5-1 Program, Angelo Tullo, the Company's Chairman and Chief Executive Officer; David Iannini, Chief Financial Officer; DeVal Johnson, Vice President, Secretary and a Director; Gregory B. Crane, a Director; Daniel Coury, Sr., a Director; Peter Bergmann; a Director; and a number of other key members of the YP.Net team will adopt individual 10b5-1 Purchase Plans that will allow them to purchase a pre-determined number of shares of the Company's stock on a continuous and periodic basis, which is typically monthly.

ITEM  7.  EXHIBITS.

EXHIBIT NO.    ITEM
------------   ----

99.1 Press Release, dated March 2, 2004, announcing the approval and adoption of 10b5-1 Purchase Plans


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              YP.NET,  INC.


Date:  March 3, 2004                      /s/  ANGELO  TULLO
                                          ------------------
                                          Angelo  Tullo,
                                          Chief Executive Officer


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